Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ 08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

SECOND QUARTER 2013 FINANCIAL RESULTS

•                  Second quarter non-GAAP total revenue of $85.2 million increases 27% year-over-year

•                  Second quarter non-GAAP operating income of $19.5 million represents 23% non-GAAP operating margin and drives non-GAAP EPS of $0.31

BRIDGEWATER, NJ — July 30, 2013 — Synchronoss Technologies, Inc. (NASDAQ: SNCR), the mobile innovation leader that provides personal cloud solutions and software-based activation for connected devices across the globe, today announced financial results for the second quarter of 2013.

“Both our Activation Services and Cloud Services delivered a strong performance during the second quarter, leading to total revenue that exceeded our expectations,” said Stephen G. Waldis, Founder and Chief Executive Officer of Synchronoss.  “Our second quarter was highlighted by many successful deployments in our Personal Cloud Services offerings, and very encouraging initial subscriber adoption rates and customer forecasts for storage growth.  Synchronoss is well positioned to participate in this growth opportunity based on our highly differentiated cloud services platform, proven track record and Tier One customer base.”

On a GAAP basis, Synchronoss reported net revenues of $83.8 million, representing an increase of 25% compared to the second quarter of 2012.  Gross profit was $48.3 million and income from operations was $5.7 million in the second quarter of 2013.  Net income applicable to common stock was $3.4 million, leading to diluted earnings per share of $0.09, compared to $0.31 for the second quarter of 2012.

On a non-GAAP basis, Synchronoss reported net revenues of $85.2 million, an increase of 27% compared to the second quarter of 2012.  Gross profit for the second quarter of 2013 was $51.2 million, representing a gross margin of 60%.  Income from operations was $19.5 million in the second quarter of 2013, representing an operating margin of 23%.  Net income was $12.3 million in the second quarter of 2013, compared to $11.2 million in the year ago period.  Diluted earnings per share were $0.31 for the second quarter of 2013, compared to $0.29 for the second quarter of 2012.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

“We are pleased with the strong operational performance Synchronoss delivered in the second quarter, as we met our profitability objectives while continuing to make significant investments in our cloud services offerings,” said Lawrence R. Irving, Chief Financial Officer and Treasurer.  “We continue to identify new growth opportunities across our worldwide portfolio of Tier One customers as mobile operators begin to launch, test and scale their cloud strategies.  As such, we will continue to invest in our cloud services platform in order to maximize our market share and shareholder value over the long-term.”

Other Second Quarter and Recent Business Highlights:

•                  Cloud Services revenue accounted for approximately $26.8 million of non-GAAP revenue, representing approximately 31% of total revenue and growing 30% on a year-over-year basis.

•                  Activation Services revenue accounted for approximately $58.4 million of non-GAAP revenue, representing approximately 69% of total revenue and growing 26% on a year-over-year basis.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call on Tuesday, July 30, 2013, at 4:30 p.m. (ET) to discuss the company’s financial results.  To access this call, dial 877-474-9503 (domestic) or 857-244-7556 (international). The pass code for the call is 83831771.  Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site, www.synchronoss.com.

Following the conference call, a replay will be available at 888-286-8010 (domestic) or 617-801-6888 (international). The replay pass code is 70537367. An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income, net income, effective tax rate, earnings per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with acquisitions, fair value stock-based compensation expense, acquisition-related costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies (NASDAQ: SNCR) is the mobile innovation leader that provides personal cloud solutions and software-based activation for connected devices across the globe. The company’s proven and scalable technology solutions allow customers to connect, synchronize and activate connected devices and services that empower enterprises and consumers to live in a connected world. For more information visit us at:

Web: www.synchronoss.com

Blog: http://blog.synchronoss.com

Twitter: http://twitter.com/synchronoss

Forward-looking Statements

This document may include certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2012 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

SYNCHRONOSS TECHNOLOGIES, INC.

BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	June 30, 2013	December 31, 2012(1)

ASSETS
Current assets:
Cash and cash equivalents	$46,204	$36,028
Marketable securities	12,996	20,188
Accounts receivable, net of allowance for doubtful accounts of $372 and $258 at June 30, 2013 and December 31, 2012, respectively	73,995	74,980
Prepaid expenses and other assets	23,576	24,012
Deferred tax assets	4,142	4,114

Total current assets	160,913	159,322
Marketable securities	1,767	653
Property and equipment, net	85,009	58,162
Goodwill	124,160	127,322
Intangible assets, net	101,954	110,760
Deferred tax assets	8,008	6,961
Other assets	3,589	3,482

Total assets	$485,400	$466,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,345	$8,980
Accrued expenses	33,087	41,658
Deferred revenues	22,353	20,954
Contingent consideration obligation	11,051	3,279

Total current liabilities	78,836	74,871
Lease financing obligation - long term	9,260	9,540
Contingent consideration obligation - long-term	—	5,100
Other liabilities	3,104	2,494
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at June 30, 2013 and December 31, 2012	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 43,945 and 42,533 shares issued; 40,121 and 38,674 outstanding at June 30, 2013 and December 31, 2012, respectively	4	4
Treasury stock, at cost (3,824 and 3,859 shares at June 30, 2013 and December 31, 2012, respectively)	(67,487)	(67,918)
Additional paid-in capital	366,377	344,469
Accumulated other comprehensive loss	(7,049)	(365)
Retained earnings	102,355	98,467

Total stockholders’ equity	394,200	374,657

Total liabilities and stockholders’ equity	$485,400	$466,662

(1)   Certain prior period amounts have been recast in connection with ASC 805, Business Combinations.

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net revenues	$83,848	$66,990	$162,124	$131,550
Costs and expenses:
Cost of services (2)(3)(4)*	35,527	26,631	67,658	55,252
Research and development (2)(3)(4)	16,358	12,570	33,076	25,446
Selling, general and administrative (2)(3)(4)	14,943	11,060	29,595	21,450
Net change in contingent consideration obligation	1,743	(4,628)	2,176	(5,408)
Restructuring charges	—	—	5,172	—
Depreciation and amortization	9,610	5,962	18,579	11,133
Total costs and expenses	78,181	51,595	156,256	107,873

Income from operations	5,667	15,395	5,868	23,677
Interest income	197	330	283	728
Interest expense	(247)	(241)	(479)	(480)
Other income (5)	301	779	43	793

Income before income tax expense	5,918	16,263	5,715	24,718
Income tax expense	(2,506)	(4,314)	(1,827)	(7,286)

Net income	$3,412	$11,949	$3,888	$17,432

Net income per common share:
Basic (1)	$0.09	$0.31	$0.10	$0.46
Diluted (1)	$0.09	$0.31	$0.10	$0.45

Weighted-average common shares outstanding:
Basic	38,551	38,353	38,368	38,207
Diluted	39,523	39,075	39,367	39,123

* Cost of services excludes depreciation which is shown separately.

(1) Adjustment to net income for equity mark-to-market on contingent consideration obligation:
Net income	$3,412	$11,949	$3,888	$17,432
Income effect for equity mark-to-market on contingent consideration obligation, net of tax	—	—	—	—
Net income applicable to shares of common stock for earnings per share	$3,412	$11,949	$3,888	$17,432

(2) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,204	$891	$2,404	$2,136
Research and development	1,650	1,227	2,946	2,655
Selling, general and administrative	3,276	2,421	5,690	4,959
Total fair value stock-based compensation expense	$6,130	$4,539	$11,040	$9,750

(3) Amounts include acquisition costs as follows:
Research and development	—	208	$—	$209
Selling, general and administrative	363	159	937	424
Total acquisition costs	$363	$367	$937	$633

(4) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$304	$—	$247	$—
Research and development	171	(98)	105	116
Selling, general and administrative	239	(116)	190	136
Total fair value earn-out cash and stock compensation expense	$714	$(214)	$542	$252

(5) Amounts include Fx change of the contingent consideration obligation as follows:
Other (expense) income	$(15)	$347	$15	$114

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Non-GAAP financial measures and reconciliation:

GAAP Revenue	$83,848	$66,990	$162,124	$131,550
Add: Deferred Revenue Write-Down	1,342	170	2,546	516
Non-GAAP Revenue	$85,190	$67,160	$164,670	$132,066

GAAP Revenue	$83,848	$66,990	$162,124	$131,550
Less: Cost of Services	35,527	26,631	67,658	55,252
GAAP Gross Margin	48,321	40,359	94,466	76,298

Add: Deferred revenue write-down	1,342	170	2,546	516
Add: Fair value stock-based compensation	1,204	891	2,404	2,136
Add: Deferred compensation expense - earn-out	304	—	247	—
Non-GAAP Gross Margin	$51,171	$41,420	$99,663	$78,950

Non-GAAP Gross Margin %	60%	62%	61%	60%

GAAP income from operations	$5,667	$15,395	$5,868	$23,677
Add: Deferred revenue write-down	1,342	170	2,546	516
Add: Fair value stock-based compensation	6,130	4,539	11,040	9,750
Add: Acquisition and restructuring costs	363	367	6,109	633
Add: Net change in contingent consideration obligation	1,743	(4,628)	2,176	(5,408)
Add: Deferred compensation expense - earn-out	714	(214)	542	252
Add: Amortization expense	3,525	1,820	7,147	3,295
Non-GAAP income from operations	$19,484	$17,449	$35,428	$32,715

GAAP net income attributable to common stockholders	$3,412	$11,949	$3,888	$17,432
Add: Deferred revenue write-down, net of tax	810	115	1,601	338
Add: Fair value stock-based compensation, net of tax	3,719	3,029	6,943	6,380
Add: Acquisition and restructuring costs, net of taxes	69	243	3,842	414
Add: Net change in contingent consideration obligation, net of Fx change, net of tax	1,758	(5,170)	2,161	(5,522)
Add: Deferred compensation expense - earn-out, net of tax	454	(135)	341	165
Add: Amortization expense, net of tax	2,116	1,207	4,495	2,156
Non-GAAP net income	$12,338	$11,238	$23,271	$21,363
Diluted non-GAAP net income per share	$0.31	$0.29	$0.59	$0.55
Weighted shares outstanding - Diluted	39,523	39,075	39,367	39,123

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012

Operating activities:
Net income	$3,888	$17,432
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	18,579	11,133
Loss on disposal of asset	32	214
Amortization of bond premium	149	665
Deferred income taxes	(1,137)	438
Non-cash interest on leased facility	462	460
Stock-based compensation	11,040	9,750
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	985	(2,165)
Prepaid expenses and other current assets	807	2,844
Other assets	(444)	(170)
Accounts payable	3,364	(4,517)
Accrued expenses	(8,658)	(5,658)
Contingent consideration obligation	2,672	(8,803)
Excess tax benefit from the exercise of stock options	—	(4,864)
Other liabilities	511	82
Deferred revenues	1,082	(558)

Net cash provided by operating activities	33,332	16,283

Investing activities:
Purchases of fixed assets	(37,728)	(21,863)
Purchases of marketable securities available-for-sale	(3,496)	(13,013)
Maturity of marketable securities available-for-sale	9,391	7,603
Business acquired, net of cash	—	(26,467)

Net cash used in investing activities	(31,833)	(53,740)

Financing activities:
Proceeds from the exercise of stock options	10,630	4,912
Payments on contingent consideration obligation	—	(2,268)
Excess tax benefit from the exercise of stock options	—	4,864
Proceeds from the sale of Treasury Stock in connection with an employee stock purchase plan	670	—
Payments on capital obligations	(910)	(480)

Net cash provided by financing activities	10,390	3,255

Effect of exchange rate changes on cash	(1,713)	(147)

Net increase (decrease) in cash and cash equivalents	10,176	(34,349)
Cash and cash equivalents at beginning of year	36,028	69,430

Cash and cash equivalents at end of period	$46,204	$35,081

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Cash Provided by Operating Activities

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2013	2012

Non-GAAP cash provided by operating activities and reconciliation:

Net cash provided by operating activities (GAAP)	$33,332	$16,283
Add: Tax benefits from stock options exercised	—	4,864
Add: Cash payments on settlement of Earn-out	—	3,533

Adjusted cash flow provided by operating activities (Non-GAAP)	$33,332	$24,680

SOURCE: Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc.

Investor:

Brian Denyeau, 646-277-1251

investor@synchronoss.com

or

Media:

Stacie Hiras, 908-547-1260

stacie.hiras@synchronoss.com